UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2017

RISE GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53848	30-0692325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

488 – 1090 West Georgia Street
Vancouver, British Columbia
Canada
(Address of principal executive offices)

V6E 3V7
(Zip Code)

Registrant’s telephone number, including area code: (604) 260-4577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the exchange Act (17 CFR 240.13e -4)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

On June 1, 2017, Rise Gold Corp. (the “Issuer”) filed the attached technical report entitled “Technical Report on the Idaho-Maryland Project, Grass Valley, California, USA” with an effective date of 1 June, 2017 (the “Report”) along with a cover letter with securities regulatory authorities in Canada. They are hereby furnished to, not filed with, the Securities Exchange Commission (the “SEC”) on Form 8-K to satisfy the Issuer’s “public disclosure” obligations under Regulation FD of the Securities Exchange Act of 1934.

The Report was prepared in accordance with National Instrument 43-101 (Standards of Disclosure for Mineral Projects) of the Canadian Securities Administrators (“NI 43-101”) by Amec Foster Wheeler Americas Limited. Greg Kulla, P.Geo. is listed as a Qualified Person as defined by NI 43-101 for the preparation of the Technical Report.

Although the Report has been prepared in compliance with Form 43-101F1, the prescribed form under NI 43-101, the Report was not filed as a requirement of NI 43-101. The Report was voluntarily filed on the System for Electronic Document Analysis and Retrieval (SEDAR) in Canada at www.sedar.com to provide public access to technical information regarding the Idaho-Maryland Project.

On June 1, 2017, the Issuer also issued the attached press release relating to the Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibits relating to Item 7.01 are intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

Exhibit

No.	Description

99.1	Technical Report on the Idaho-Maryland Project, Grass Valley, California, USA dated June 1, 2017

99.2	Cover letter dated June 1, 2017

99.3	Press release dated June 1, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2017

RISE RESOURCES INC.

“Cale Thomas”

Cale Thomas
Chief Financial Officer